SUPPLEMENTARY DATA

FOR THE QUARTER ENDED:  SEPTEMBER 30, 1997

1) CONDENSED BALANCE SHEETS (UNAUDITED):


ASSETS                                                              SEPT. 30, 1997             DEC. 31, 1996  (1)
                                                                 --------------------         -------------------
Cash and cash equivalents                                                $ 15,600,980                $ 11,734,705
Finance receivables                                                       218,501,952                  89,328,928
Less:
   Allowance for losses on receivables                                      2,343,992                   1,078,992
   Unearned fees                                                            2,333,957                     723,804
                                                                 --------------------         -------------------
           Net finance receivables                                        213,824,003                  87,526,132
Accounts receivable from related parties                                       80,884                       5,576
Property and equipment                                                        333,828                     223,397
Goodwill                                                                    1,784,655
Prepaid expenses and other                                                  5,208,600                   1,783,279
                                                                 --------------------         -------------------
           Total assets                                                  $236,832,950                $101,273,089
                                                                 ====================         ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                           $ 26,203,662                $ 21,829,737
Commercial paper facility                                                  84,941,287                  37,209,098
Warehouse facility                                                         23,721,720
Client holdbacks                                                           10,304,490                  11,739,326
Accounts payable to clients                                                   691,181                   1,020,131
Amounts due to related parties                                                                            317,993
Accounts payable and accrued expenses                                       5,382,594                   1,925,504
Notes payable                                                                 128,319                     126,389
Accrued interest                                                              609,585                     383,935
                                                                 --------------------         -------------------
           Total liabilities                                             $151,982,838                $ 74,552,113

Stockholders' equity
   Preferred stock, par value $.01 per share;
     10,000,000 shares authorized; none outstanding
   Common stock, par value $.01 per share;
      30,000,000 shares authorized;
      9,669,341 and 6,214,991 shares
     issued and outstanding in 1997 and
     1996, respectively                                                        96,694                      62,150
   Paid-in-capital                                                         79,769,559                  26,704,234
   Retained equity (deficit)                                                4,983,859                     (45,408)
                                                                 --------------------         -------------------
           Total stockholders' equity                                      84,850,112                  26,720,976
                                                                 --------------------         -------------------
           Total liabilities and equity                                  $236,832,950                $101,273,089
                                                                 ====================         ===================

(1) The balance sheet at December 31,1996 has been derived from audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.




                                       1
                                  Exhibit 99

2) KEY BALANCE SHEET DATA:


                                                                     AS OF
                                                      SEPT. 30, 1997        DEC. 31, 1996
                                                  ------------------------------------------
Finance Receivables:
             Accounts Receivable Program          $  172,170,799   79%    $ 86,875,670    97%
             STL Program                              46,331,153   21%       2,453,258     3%
                                                  ------------------------------------------
             Total                                $  218,501,952  100%    $ 89,328,928   100%
                                                  ==========================================
Allowance for losses on receivables               $    2,343,992          $  1,078,992
                                                  ==========================================
Total Assets                                      $  236,832,950          $101,273,089
                                                  ==========================================

Debt
             Line of Credit                       $   26,203,662   19%    $ 21,829,737    37%
             Commercial Paper Facility                84,941,287   63%      37,209,098    63%
             Warehouse Facility                       23,721,720   18%                     0%
                                                  ------------------------------------------
             Total                                $  134,866,669  100%    $ 59,038,835   100%
             Debt
                                                  ------------------------------------------

Total Liabilities                                 $  151,982,838          $ 74,552,113

Total                                                134,866,669   61%      59,038,835    69%
Debt
Total Stockholders' Equity                            84,850,112   39%      26,720,976    31%
                                                  ------------------------------------------
Capitalization                                       219,716,781  100%      85,759,811   100%
                                                  ==========================================
Book Value Per Share                              $         8.78          $       4.30
                                                  ==============          ============

Note:  See attached Balance Sheet for additional information


                                       2
                                  Exhibit 99

3) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED):

                                                               FOR THE QUARTER              FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                         ------------------------------------------------------------
                                                             1997            1996            1997           1996
                                                         ------------    ------------    ------------    ------------
                                                         CONSOLIDATED      PRO FORMA     CONSOLIDATED     PRO FORMA
                                                         ------------    ------------    ------------    ------------
Fee and interest income
     Fee income                                          $  3,015,605    $  2,117,004    $  8,033,468    $  6,077,290
     Interest income                                        4,936,268       1,006,997       9,867,280       2,211,007
                                                         ------------    ------------    ------------    ------------

           Total fee and interest income                    7,951,873       3,124,001      17,900,748       8,288,297

Interest expense                                            1,984,344         923,175       5,086,069       2,304,331
                                                         ------------    ------------    ------------    ------------

           Net fee and interest income                      5,967,529       2,200,826      12,814,679       5,983,966
Provision for losses on receivables                           605,000         216,315       1,005,000         613,116
                                                         ------------    ------------    ------------    ------------

           Net fee and interest income after provision
             For losses on receivables                      5,362,529       1,984,511      11,809,679       5,370,850
Operating expenses                                          1,672,075         796,226       4,961,459       2,282,245
Other income                                                  300,004         153,651       1,110,126         171,651
                                                         ------------    ------------    ------------    ------------

Income before income taxes                                  3,990,458       1,341,936       7,958,346       3,260,256

Income taxes                                                1,532,034         523,355       2,929,079       1,271,500
                                                         ------------    ------------    ------------    ------------

Net income                                               $  2,458,424    $    818,581    $  5,029,267    $  1,988,756
                                                         ============    ============    ============    ============
Net income per share                                     $       0.25    $       0.14    $       0.67    $       0.33
Weighted average shares outstanding                         9,665,580       5,938,372       7,554,750       5,938,372

Net income per share-fully diluted                       $       0.25                    $       0.64
Weighted average shares outstanding-fully diluted          10,007,679                       7,896,849


                                       3
                                  Exhibit 99

4)  COMMON SHARES INFORMATION:

                                                                   AS OF
                                                           9/30/97       12/31/96
                                                          ---------     ----------
             Total Shares Outstanding                     9,669,341      6,214,991

             Weighted Average Shares
                         Outstanding                      9,665,580      4,064,071


                                       4
                                  Exhibit 99

5)  SELECTED FINANCIAL DATA:


                                                            AS OF OR FOR THE         AS OF OR FOR THE
                                                             QUARTER ENDED          NINE  MONTHS ENDED
                                                              SEPTEMBER 30,           SEPTEMBER 30,
                                                             1997       1996         1997       1996
                                                          ---------   ---------   ---------   ---------
Number of clients being financed (1)                            180         112         180         112
YIELD STATISTICS:
---------------------------
Yield on finance receivables                                  17.57%      17.10%      16.85%      18.03%
Yield on Accounts Receivable Program receivables              16.91%      17.10%      16.60%      18.03%
Yield on STL Program  receivables                             18.21%                  16.92%
FINANCE SPREAD AND MARGIN:
----------------------------------------
Average yield on finance receivables                          17.57%      17.10%      16.85%      18.03%
Average cost of debt                                           8.25%      10.38%       8.55%      10.23%
                                                          ---------   ---------   ---------   ---------
Net fee and interest spread                                    9.32%       6.72%       8.30%       7.80%
Net interest and fee margin                                   13.19%      12.04%      12.06%      13.01%
YEAR-TO-YEAR GROWTH STATISTICS:
----------------------------------------
Finance Receivables                                          174.61%     187.63%     174.61%     187.63%
Fee and interest income                                      154.54%     121.82%     115.98%     178.30%
Net income                                                   200.33%      66.88%     152.89%     119.33%
Earnings per share (1996 data proforma)                       78.57%      75.00%     103.03%     120.00%
OTHER OPERATING STATISTICS:
----------------------------------------
Return on average working assets                               5.43%       4.48%       4.35%       4.33%
Finance receivable turnover ratio (# times)                     2.7         3.7         2.7         2.8
Total operating expenses as a percentage
     of average working assets                                 3.70%       4.36%       4.29%       4.96%
Efficiency ratio (oper. exp./fee & interest income)           21.03%      25.49%      27.72%      27.54%
Leverage ratio (debt/equity)                                   1.59        1.97        1.59        1.97
Equity/Assets                                                 35.83%      26.46%      35.83%      26.46%

(1) Includes 82 and 26 clients who were affiliates of one or more clients in 1997 and 1996 respectively.



                                       5
                                  Exhibit 99

6)  CLIENT ANALYSIS BY PROGRAM



                                              DEC-95  MAR-96  JUN-96  SEP-96  DEC-96  MAR-97  JUN-97  SEP-97
                                              --------------------------------------------------------------
REVOLVING LOAN PROGRAMS:
------------------------

Beginning Clients                               74      85      90       98     112     129     137     145
New Clients                                     18      23      14       15      35      26      29      27
Clients Transferred to STL Program                                                8
Lost Clients                                     7      18       6        1      10      18      21       1
Ending Clients                                  85      90      98      112     129     137     145     171
-----------------------------------------------------------------------------------------------------------

STL PROGRAM:
------------

Beginning Clients                                0       0       0        0       0       8      20      25
New Clients                                      0       0       0        0       0      14       8       9
Clients Transferred from Recble Program          0       0       0        0       8               0
Lost Clients                                     0       0       0        0       0       2       3       2
Ending Clients                                   0       0       0        0       8      20      25      32
-----------------------------------------------------------------------------------------------------------

TOTAL COMPANY:
--------------

Beginning Clients                               74      85      90       98     112     137     157     170
New Clients                                     18      23      14       15      35      40      37      36
Lost Clients                                     7      18       6        1      10      20      24       3
Ending Clients                                  85      90      98      112     137     157     170     203
Less Clients in Both Programs                                                     7       5      11      23
Ending Clients (net of clients in both)         85      90      98      112     130     152     159     180
-----------------------------------------------------------------------------------------------------------

Includes 82 clients who were affiliates of one or more clients in Sept-1997



                                       6
                                  Exhibit 99

7) OTHER CORPORATE INFORMATION:

        A)  Corporate Headquarters:

        HealthCare Financial Partners, Inc.
        2 Wisconsin Circle, Suite 320
        Chevy Chase, MD 20815
        Phone: 301-961-1640
        Fax:  301-664-9860
        E-mail: webmaster@hcfp.com

        B)  Stock Exchange and Symbol:

        NASDAQ National Market / HCFP

        C)  World Wide Web Home Page

        www.hcfp.com

        D) Corporate Officers:

        John K. Delaney, Chairman of the Board, Chief Executive Officer and
                Director
        Ethan D. Leder, Vice Chairman of the Board, President and Director Edward P. Nordberg, Jr., Executive Vice President, Chief Financial
                Officer and Director
        Hilde M. Alter, Treasurer and Chief Accounting Officer
        Steven M. Curwin, Senior Vice President, General Counsel and Secretary Michael G. Gardullo, Vice President and Senior Credit Officer
        Jeffrey P. Hoffman, Vice President and Portfolio Manager
        Steven I. Silver, Vice President, Portfolio Development
        Howard T. Widra, Vice President, Portfolio Development
        Debra M. Van Alstyne, Vice President, Deputy General Counsel and
                Assistant Secretary
        Chris J. Woods, Vice President and Chief Information Officer
        James L. Buxbaum, President of HealthCare Analysis Corporation
                (a subsidiary of the Company)

        E) Board of Directors:

        John K. Delaney, Chairman of the Board, Chief Executive Officer and
                Director
        Ethan D. Leder, Vice Chairman of the Board, President and Director Edward P. Nordberg, Jr., Executive Vice President, Chief Financial
                Officer and Director
        John F. Dealy, President of The Dealy Strategy Group, a management consulting firm
        Geoffrey E.D. Brooke, Senior Member, Rothschild Bioscience Unit, responsible for venture capital operations in the Asian Pacific region

        F) Professional Affiliations:

              Independent Accountants
              ---------------------------------

              Ernst & Young LLP
              1225 Connecticut Avenue, N. W.
              Washington, DC 20036

              Transfer Agent
              -----------------------

              First Union National Bank of North Carolina
              230 South Tryon Street, 11th Floor
              Charlotte, North Carolina 28288-1153

        G) Analysts Providing Research Coverage on HealthCare Financial Partners, Inc.

              Montgomery Securities           Joseph Jolson (415-627-2216)
              Lehman Brothers                 Angus MacDonald (617-342-4414)
              ABN AMRO Chicago                Robert Napoli (312-855-2867)
              Corporation
              Stifel, Nicolaus & Co, Inc.     W. Coleman Bitting (314-342-2074)
              Stephens Inc.                   Jerry L. Robinson (404-239-0166)

                                       7
                                  Exhibit 99